UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2018

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

Regulation D Offering and Additional Sales of Series B Preferred Stock

The Company has made additional sales of Series B Preferred Stock and Class D-2 Warrants to investors from May 4, 2018 through May 17, 2018. During such period, the Company has issued an aggregate of 487,117 shares of Series B Preferred Stock, convertible into 4,871,170 shares of common stock, and Class D-2 Warrants to acquire an aggregate of up to 4,871,170 additional shares of common stock for a subscription price of approximately $1,120,000, on the same terms as reported in the Company’s Form 8-K filed on January 4, 2018. The Company retains the right to require mandatory conversion of the preferred shares into common stock.

The Series B Preferred Stock and Class D-2 Warrants described in this Item 3.02 were offered and sold in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(a)(2) under the Securities Act. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Other Events

Since May 4, 2018, approximately 111,765 shares of Series A Preferred Stock and 271,955 shares of Series B Preferred Stock have been converted by investors into an aggregate of 3,837,200 shares of common stock. To the extent applicable, the common stock issued upon conversion was issued pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: May 21, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman